UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2024

 ____________________________________________________________________
CHORD ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 4, 2024, Chord Energy Corporation (the “Company”) appointed Michael Lou as Executive Vice President, Chief Strategy Officer and Chief Commercial Officer, effective as of March 4, 2024. Until his appointment, Mr. Lou had served as the Company’s, and Oasis Petroleum Inc.’s (“Oasis”), its predecessor, Executive Vice President and Chief Financial Officer since 2011.
In connection with Mr. Lou’s appointment, the Company appointed Richard Robuck as Executive Vice President and Chief Financial Officer of the Company, effective as of March 4, 2024.
Mr. Robuck, age 49, is a seasoned executive with more than 25 years of experience, most recently serving as the Company’s Senior Vice President, Corporate Planning and Investor Relations. Previously, he served as Oasis’ Senior Vice President, Finance and Treasurer, from 2017 until its merger with Whiting Petroleum Corporation in July 2022, and as Chief Financial Officer of the general partner of Oasis Midstream Partners LP (“OMP”), previously an affiliate of the Company, from 2017 until OMP’s acquisition by Crestwood Equity Partners LP in 2022. He also served as Oasis’ Vice President, Finance, and Treasurer from 2014 to 2017 and Director, Finance, from 2010 to 2014.
Mr. Robuck began his career in 1997 at Bank of America in their Energy Group. From 2001 to 2005, he served in various financial capacities at Grande Communications, a private telecommunications company in Austin, Texas. From 2005 to 2008, he served as Vice President, Finance, at Grande Communications. In this role, Mr. Robuck managed capital market, investor relations, strategic planning and analysis, and corporate development activities. From 2008 to 2010, Mr. Robuck was Vice President, Finance and Investments, at Southern Ute Alternative Energy. Mr. Robuck holds a Bachelor of Business Administration from The University of Texas at Austin and a Master of Business Administration from Rice University.
The Company did not enter into any material plan, contract or arrangement with Mr. Lou in connection with his appointment as Executive Vice President, Chief Strategy Officer and Chief Commercial Officer. In connection with Mr. Robuck’s appointment as Executive Vice President and Chief Financial Officer, he became a participant in the Company’s executive severance plan, which was adopted on February 20, 2024. A copy of the executive severance plan was filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K, filed on February 26, 2024, and is incorporated by reference herein.
There are no arrangements or understandings between Mr. Robuck and any other persons pursuant to which he was selected to serve as the Company’s Executive Vice President and Chief Financial Officer. There are no family relationships between Mr. Robuck and any director or executive officer of the Company, and Mr. Robuck has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
On March 6, 2024, the Company issued a press release announcing the appointments of Michael Lou as Executive Vice President, Chief Strategy Officer and Chief Commercial Officer of the Company and Richard Robuck as Executive Vice President and Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated March 6, 2024.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHORD ENERGY CORPORATION (Registrant)

Date: March 6, 2024	By:	/s/ Shannon B. Kinney
Shannon B. Kinney
Executive Vice President, General Counsel and Corporate Secretary